UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2018

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On February 8, 2018, Onconova Therapeutics, Inc. (the “Company” or “we”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“HCW”), relating to the public offering (the “Offering”) of 5,707,500 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pre-funded warrants (“Pre-Funded Warrants”) to purchase an aggregate of 2,942,500 shares of Common Stock and preferred stock warrants (“Preferred Stock Warrants”) to purchase up to an aggregate of 865,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). Each share of Common Stock or Pre-Funded Warrant, as applicable, was sold together with a Preferred Stock Warrant to purchase a 0.1 share of Series A Preferred Stock at a combined public offering price of $1.01 per share of Common Stock or $1.00 per Pre-Funded Warrant, as applicable, and accompanying Preferred Stock Warrant.  The Offering is expected to close on or about February 12, 2018.

The Company expects the net proceeds from the Offering will be approximately $7.5 million after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for to fund the development of its clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding its working capital needs.

The Pre-Funded Warrants are exercisable immediately at an exercise price of $0.01 per share, may be exercised until they are exercised in full, and may be exercised on a cashless basis in certain circumstances specified therein.

The Preferred Stock Warrants will be exercisable immediately at an exercise price of $1.01 per 0.1 share of Series A Preferred Stock and will expire on the later of (i) the one-year anniversary of the date (the “Charter Amendment Date”) on which the Company publicly announces through the filing of a Current Report on Form 8-K that the Charter Amendment (defined below) has been filed with the Secretary of State of the State of Delaware and (ii) the earlier of (A) the one-month anniversary of the date on which the Company publically releases topline results of the INSPIRE Pivotal phase 3 that compare the overall survival (OS) of patients in the rigosertib group vs the Physician’s Choice group, in all patients and in a subgroup of patients with IPSS-R very high risk and (B) December 31, 2019. The Preferred Stock Warrants may be exercised on a cashless basis in certain circumstances specified therein.

A summary description of the Series A Preferred Stock is set forth below under Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

The exercise price and number of shares of Common Stock or Series A Preferred Stock issuable upon exercise of the Pre-Funded Warrants or Preferred Stock Warrants, as the case may be, and the conversion price and number of shares of Common Stock issuable upon the conversion of Series A Preferred Stock, will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants, Preferred Stock Warrants and the Certificate of Designation of the Series A Preferred Stock, as applicable. The shares of Common Stock or Pre-Funded Warrants, as applicable, and the accompanying Preferred Stock Warrants could only be purchased together in the Offering but will be issued separately.

The Company has granted HCW a 30-day option to purchase up to 1,297,500 additional shares of Common Stock at a purchase price of $1.00 per share and/or Preferred Stock Warrants to purchase up to an aggregate of 129,750 shares of Series A Preferred Stock at a purchase price of $0.01 per Preferred Stock Warrant, less the underwriting discounts and commissions.

HCW acted as sole book-running manager for the Offering, which was a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (Registration No. 333-222374) that was declared effective by the Securities and Exchange Commission (the “SEC”) on February 7, 2018. The Offering was made only by means of a prospectus forming a part of the effective registration statement. The Company will pay HCW a commission equal to 7.0% of the gross proceeds of the Offering, a management fee equal to 1.0% of the gross proceeds of the Offering and other expenses, As additional compensation, the Company will issue warrants to HCW to purchase 432,500, or 497,375 if HCW exercises its option to purchase additional securities in full, shares of Series A Preferred Stock (the “Underwriter Warrants”).  The Underwriter Warrants have substantially the same terms as the terms of the Preferred Stock Warrants except that the exercise price per share equal to $1.2625 per 0.1 share of Series A Preferred Stock.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of one hundred and thirty-five (135) days following the Offering without the prior written consent of the Underwriter.

The foregoing descriptions of the Underwriting Agreement, the Certificate of Designation, the Underwriter Warrants, the Preferred Stock Warrants and the Pre-Funded Warrants and are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Certificate of Designation and the forms of the Underwriter Warrant, Preferred Stock Warrant and Pre-Funded Warrant, copies of which are filed as Exhibits 1.1, 3.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.03.  Material Modifications to Rights of Security Holders

The information about the Certificate of Designation of Series A Preferred Stock set forth under Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 8, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. Each 0.1 share of Series A Preferred Stock will be convertible into one share of Common Stock. The Company does not currently have a sufficient number of authorized shares of Common Stock to cover the shares issuable upon the conversion of Series A Preferred Stock. As a result, before any shares of Series A Preferred Stock can be converted, the Company needs to receive stockholder approval of an amendment (the “Charter Amendment”) to its Tenth Amended and Restated Certificate of Incorporation, as amended, to sufficiently increase our authorized shares of Common Stock to cover the conversion of all outstanding shares of Series A Preferred Stock into Common Stock. The Company intends to seek such approval at a special meeting of stockholders or its 2018 annual meeting of stockholders. The Series A Preferred Stock is not convertible until the next business day after the Company files the Charter Amendment with the Secretary of State of the State of Delaware. The holder, however, will be prohibited from converting shares Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the shares of the Company’s shares of common stock then issued and outstanding, which may be increased to 9.99% in certain circumstances. Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A Preferred Stock will be required to (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (ii) amend any provision of the Company’s certificate of incorporation that would have a materially adverse effect on the rights of the holders of the Series A Preferred Stock, (iii) increase the number of authorized shares of Series A Preferred Stock, or (iv) enter into any agreement with respect to the foregoing. Shares of Series A Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•                  on parity with the Company’s common stock on an as-converted basis;

•                  senior to any class or series of the Company’s capital stock created thereafter specifically ranking by its terms junior to the Series A Preferred Stock;

•                  on parity to any class or series of the Company’s capital stock created thereafter specifically ranking by its terms on parity with the Series A Preferred Stock; and

•                  junior to any class or series of the Company’s capital stock created thereafter specifically ranking by its terms senior to the Series A Preferred Stock.

A copy of the Certificate of Designation relating to the Series A Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Certificate of Designation is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 8.01.  Other Events

On February 8, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Some of the statements in Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements relate to future events and include, without limitation, the Company’s expectation regarding the Offering. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the Company’s need for additional financing and current plans and future needs to scale back operations if adequate financing is not obtained, the success and timing of the Company’s clinical trials and regulatory approval of protocols, market conditions and those discussed under the heading “Risk Factors” in the Company’s registration statement on Form S-1, as amended (File No. 333-222374), most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of February 8, 2018

3.1	Certificate of Designation of Series A Convertible Preferred Stock

4.1	Form of Underwriter Warrant

4.2	Form of Preferred Stock Warrant

4.3	Form of Pre-Funded Warrant

99.1	Press release dated February 8, 2018

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of February 8, 2018

3.1	Certificate of Designation of Series A Convertible Preferred Stock

4.1	Form of Underwriter Warrant

4.2	Form of Preferred Stock Warrant

4.3	Form of Pre-Funded Warrant

99.1	Press release dated February 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2018	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer